Exhibit 99.1
JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.
Dated: February 17, 2015

POINT72 ASSET MANAGEMENT, L.P.

By: /s/ Peter Nussbaum
Name:  Peter Nussbaum
Title:  Authorized Person
POINT72 CAPITAL ADVISORS, INC.
By: /s/ Peter Nussbaum
Name: Peter Nussbaum
 Title: Authorized Person
CUBIST SYSTEMATIC STRATEGIES, LLC

By: /s/ Peter Nussbaum
Name:  Peter Nussbaum
Title:  Authorized Person

EVERPOINT ASSET MANAGEMENT, LLC

By: /s/ Peter Nussbaum
Name:  Peter Nussbaum
Title:  Authorized Person

 STEVEN A. COHEN

By: /s/ Peter Nussbaum                                        :
Name:  Peter Nussbaum
Title:  Authorized Person